Exhibit 3.116(a)

FILED 04 DEC 17 PM 2:58 SECRETARY OF STATE TALLAHASSEE, FLORIDA

#04000248769 3

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

KENDALL GOLF MANAGEMENT, INC.

Document No. P94000086348

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment to its Articles of Incorporation:

1. The name of the corporation is Kendall Golf Management, Inc.

2. Article I of the Articles of Incorporation of the corporation is hereby amended to mad as follows:

“The name of the corporation is Monarch EP Management Corp.”

3. The amendment herein provided for was duly recommended by the Board of Directors of the corporation to the shareholders of the corporation on December 16, 2004.

4. The amendment herein provided for was duly approved by the shareholders of the corporation on December 16, 2004. The number of votes cast for the amendment by the shareholders was sufficient for approval.

5. Tice effective time and date of these Articles of Amendment shall be upon filing.

Executed on December 16, 2004.

/s/ Thomas T. Henslee
Thomas T. Henslee Secretary

#04000248769 3

FILED 1995 JUN 19 PM 4:03 SECRETARY OF STATE TALLAHASSEE, FLORIDA

ARTICLES OF AMENDMENT OF THE
ARTICLES OF INCORPORATION OF
MATANZAS WOODS MANAGEMENT CORP.

The undersigned, Matanzas Woods Management Corp. (the “Corporation’), a corporation existing pursuant to the Florida Business Corporation Act, as amended, desiring to give notice of corporate action effectuating amendment of certain provinces of its Articles of Incorporation, sets forth the following facts:

ARTICLE I
AMENDMENT

Section 1. The Corporation was incorporated on November 21, 1994, Charter No. P94000086348.

Section 2. The name of the Corporation following this amendment shall be Kendall Golf Management, Inc.

Section 3. The exact text of Article 1 of the Articles of Incorporation of the Corporation is now as follows:

The name of the corporation shall be: Kendall Golf Management, Inc.

This Amendment was adopted as of June 13, 1995.

ARTICLE II
MANNER OF ADOPTION AND VOTE

The manner of adoption of vote by which the Amendment was approved by the Corporation is as follows:

The Board of Directors of the Corporation, as of June 13, 1995, duly adopted resolutions approving the Amendment. Shareholder action for the Amendment is not required.

IN WITNESS WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer this 13th day of June, 1995.

MATANZAS WOODS MANAGEMENT CORP.

By:	/s/ Beryl Artz
Beryl Artz, Vice President

FILED 94 NOV 21 9:52 AM SECRETARY OF STATE

ARTICLES OF INCORPORATION

The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation.

ARTICLE I.
NAME

The name of the corporation shall be: Matanzas Woods Management Corp.

ARTICLE II.
PRINCIPAL OFFICE

The principal place of business and mailing address of this corporation shall be:

3030 LBJ Freeway, Suite 350
Dallas, Texas 75234

ARTICLE III.
INITIAL REGISTERED AGENT
AND STREET ADDRESS

The name and address of the initial registered agent is:

C T Corporation System
1200 South Pine Island Road
Plantation, Florida 33324

ARTICLE IV.
INCORPORATOR

The name and street address of the incorporator to these Articles of Incorporation is:

John M. Theirl
3030 LBJ Freeway, Suite 240
Dallas, Texas 75234

ARTICLE V.
SHARES

The number of shares of stock that this corporation is authorized to have outstanding at any one time is: One Thousand Shares, with a par value of One Dollar ($1.00) per share. Each of the said shares of stock shall entitle the holder thereof to one (1) vote at any meeting of the stockholders.

ARTICLE VI.
PURPOSE

The purpose for which the corporation is organized is the transaction of any or all lawful business or activity.

ARTICLE VII.
INITIAL DIRECTORS

The members of the governing board of the corporation shall be called Directors, and the number of Directors constituting the initial Board of Directors shall be three (3) or more. Thereafter, the number of Directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the corporation and the laws of the State of Florida. Directors do not need to be shareholders, but shall be at least twenty-one (21) years of age and at least one shall be a citizen of the United States. The names and addresses of the first Board of Directors, which shall consist of three (3) persons, and who shall hold office until their successors are duly elected and qualified are as follows:

James M. Hinckley
3030 LBJ Freeway, 7th Floor
Dallas, Texas 75234

Jack T. Lupton, Jr.
3030 LBJ Freeway, 5th Floor
Dallas, Texas 75234

Beryl E. Artz
3030 LBJ Freeway, Suite 350
Dallas, Texas 75234

ARTICLE VIII.
NO ASSESSMENT

The capital stock of the corporation, after the amount of the subscription price has been paid in money, property, or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed.

ARTICLE IX.
PREEMPTIVE RIGHTS

Shareholders of the Corporation shall have preemptive rights to acquire their pro rata share of stock of the Corporation for all issues of an class of stock of the Corporation, no matter when authorized, and for whatever consideration is contemplated to be received by the Corporation including but not limited to cash, other property, services, the acquisition of others corporation’s shares or property through merger or reissuance of all redeemed or otherwise acquired shares, including the reissuance of treasury shares.

ARTICLE X.
AMENDMENT

The Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto.

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 18th day of November, 1994.

/s/ John M. Theirl
John M. Theirl

STATE OF TEXAS	)
)
COUNTY OF DALLAS	)

BEFORE ME, the undersigned authority, on this day personally appeared John M. Theirl, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 18th day of November, 1994.

/s/ Melissa K. Eubanks
Notary Public, State of Texas

12/1/97
[Notary Public Seal]	My Commission Expires:

FILED 94 NOV 21 AM 9:52 SECRETARY OF STATE TALLAHASSEE FLORIDA

CERTIFICATE OF DESIGNATION OF

REGISTERED AGENT/REGISTERED OFFICE

PURSUANT TO THE PROVISIONS OF SECTION 607.0501 or 617.0501, FLORIDA STATUTES, THE UNDERSIGNED CORPORATION, ORGANIZED UNDER THE LAWS OF THE STATE OF FLORIDA, SUBMITS THE FOLLOWING STATEMENT IN DESIGNATING THE REGISTERED OFFICE/REGISTERED AGENT, IN THE STATE OF FLORIDA.

1.                         The name of the corporation is: Matanzas Woods Management Corp.

2.                         The name and address of the registered agent and office is:

C T Corporation System
1200 South Pine Island Road
Plantation, Florida 33324

Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

/s/ Daniel R. Glatz
DANIEL R. GLATZ ASSISTANT VICE PRESIDENT

DIVISION OF CORPORATIONS, P.O. BOX 6327, TALLAHASSEE, FL